                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 A.S.V., Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                                 [LOGO OF ASV]

                                  A.S.V., Inc.

                                   ----------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   to be held
                                  June 2, 2000

                                   ----------

      The Annual Meeting of Shareholders of A.S.V., Inc. will be held at the Myles Reif Performing Art Center, 720 Conifer Drive, Grand Rapids, Minnesota on Friday, June 2, 2000 at 2:00 p.m., local time, for the following purposes:

      1.    To elect ten directors to the Board of Directors.

      2. To approve the selection of Grant Thornton LLP as independent public accountants of the Company for the fiscal year ending December 31, 2000.

      3. To take action upon any other business that may properly come before the meeting or any adjournment thereof.

      Accompanying this Notice of Annual Meeting is a Proxy Statement, form of Proxy and the Company's 1999 Annual Report to Shareholders, which are being sent to you by order of the Board of Directors.

      Only shareholders of record shown on the books of the Company at the close of business on April 11, 2000 will be entitled to vote at the meeting or any adjournment thereof. Each shareholder is entitled to one vote per share on all matters to be voted on at the meeting.

      Please join us for factory tours and product demonstrations from 10 a.m. to 12 noon on Friday, June 2. A map to our facility is located on the inside front cover of the proxy statement.

      You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, please sign, date and return your Proxy in the return envelope provided as soon as possible. Your cooperation in promptly signing and returning the Proxy will help avoid further solicitation expense to the Company.


                                      By Order of the Board of Directors,




                                      Edgar E. Hetteen
                                      Secretary


Dated:   May 1, 2000
         Grand Rapids, Minnesota

                                  A.S.V., Inc.
                                  840 Lily Lane
                          Grand Rapids, Minnesota 55744


                                 PROXY STATEMENT
                                       for
                         Annual Meeting of Shareholders
                             to be held June 2, 2000


                                  INTRODUCTION

      This Proxy Statement is being furnished to the shareholders of A.S.V., Inc. ("ASV" or the "Company"), in connection with the solicitation by the Board of Directors of ASV of proxies to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Friday, June 2, 2000 at 2:00 p.m., local time, and at any adjournment thereof, for the purposes set forth in the attached Notice of Annual Meeting. This Proxy Statement and the accompanying proxy were first mailed to shareholders on or about May 1, 2000.

      The cost of soliciting Proxies, including preparing, assembling and mailing the Proxies and soliciting material, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular compensation, solicit Proxies personally or by letter or telephone.

      Any shareholder giving a Proxy may revoke it at any time prior to its use at the Annual Meeting by giving written notice of such revocation to the Secretary or other officer of the Company or by filing a new written Proxy with an officer of the Company. Personal attendance at the Annual Meeting is not, by itself, sufficient to revoke a Proxy unless written notice of the revocation or a subsequent Proxy is delivered to an officer before the revoked or superseded Proxy is used at the Annual Meeting.

      The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares of ASV's Common Stock entitled to vote shall constitute a quorum for the transaction of business. Proxies not revoked will be voted in accordance with the instructions specified by shareholders by means of the ballot provided on the Proxy for that purpose. Proxies which are signed but which lack any such specific instructions with respect to any proposal will, subject to the following, be voted in favor of the proposals set forth in the Notice of Annual Meeting and in favor of the slate of directors proposed by the Board of Directors as listed herein. If a shareholder abstains from voting as to any proposal, then the shares held by such shareholder shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such proposal, but shall not be deemed to have been voted in favor of such proposal. Abstentions as to any proposal, therefore, will have the same effect as votes against such proposal. If a broker returns a "non-vote" proxy, indicating a lack of voting instruction by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular proposal, then the shares covered by such non-vote proxy shall be deemed present at the Annual Meeting for purposes of determining a quorum, but shall not be deemed to be present at the Annual Meeting for purposes of calculating the vote required for approval of such proposal.

                      OUTSTANDING SHARES AND VOTING RIGHTS

      The Board of Directors of the Company has fixed April 11, 2000 as the record date (the "Record Date") for determining shareholders entitled to vote at the Annual Meeting. Persons who were not shareholders on the Record Date will not be allowed to vote at the Annual Meeting. At the close of business on the Record Date, 9,692,565 shares of ASV's Common Stock were issued and outstanding. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the Annual Meeting. Holders of the Common Stock are not entitled to cumulative voting rights. Generally, the affirmative vote of a majority of the shares of Common Stock present and entitled to vote on each matter is required for the election of each director nominee and the approval of each other matter to be acted upon. However, if the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum.

                  ELECT TEN DIRECTORS TO THE BOARD OF DIRECTORS
                                  (Proposal #1)

      The Board of Directors has set the number of directors to be elected for the ensuing year at ten (10). The Board of Directors has nominated the ten current directors of the Company: Gary D. Lemke, Edgar E. Hetteen, Philip C. Smaby, Jerome T. Miner, Leland T. Lynch, Karlin S. Symons, James H. Dahl, R. E. "Teddy" Turner, IV, Richard A. Benson and Richard A. Cooper (the "Nominees") to stand for election at the Annual Meeting. The ten current directors of the Company have consented to stand for reelection.

      Vote Required. THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" EACH OF THE NOMINEES.

      In the absence of other instructions, the Proxies will be voted for each of the Nominees. If elected, each Nominee shall serve until the next annual meeting of shareholders and until his or her successor has been elected and qualified. If any of the Nominees should be unable to serve as director by reason of death, incapacity or other unexpected occurrence, the Proxies solicited by Board of Directors shall be voted by the proxy representatives for such substitute nominee(s) as is recommended by the Board of Directors, or, in the absence of such recommendation, for such fewer number of directors as remain willing and able to serve.

      The following provides certain information with respect to the Company's director nominees and executive officers.

      Gary D. Lemke, 59, has been President of A.S.V., Inc. since he co-founded the Company in 1983. Mr. Lemke has been a director of the Company since 1983.

      Edgar E. Hetteen, 79, has been Vice President and Secretary of A.S.V., Inc. since he co-founded the Company in 1983. Mr. Hetteen has been a director of the Company since 1983.

      Philip C. Smaby, 81, has been Chairman of A.S.V., Inc. since 1987, and is currently retired. Mr. Smaby has been a director since 1983. Mr. Smaby is a member of the board of directors of the National Association of Realtors and the International Real Estate Federation. Mr. Smaby is an uncle to Ms. Symons.

      Jerome T. Miner, 64, has been Vice Chairman of A.S.V., Inc. since 1995, has been President of Jerry Miner Realty, Inc., an owner and operator of various retail stores in Grand Rapids, Minnesota, since 1984. Mr. Miner has been a director of the Company since 1991.

      Leland T. Lynch, 63, has been Managing Partner, Chairman and Chief Executive Officer of Carmichael Lynch Inc. since 1962. Mr. Lynch has been a director of the Company since 1995. Mr. Lynch is the past Chairperson of the Minneapolis Downtown Council.

      Karlin S. Symons, 53, has been an attorney/partner with the law firm of Kaplan, Strangis and Kaplan of Minneapolis, Minnesota since 1989. Ms. Symons has been a director of the Company since 1995. Ms. Symons is the past Chairperson of the Board of Trustees of The William Mitchell College of Law and is the niece of Mr. Smaby.

      James H. Dahl, 46, has been the President of James Dahl & Company, a private investment company, since 1989 and the Managing General Partner of Rock Creek Partners, Ltd., a private investment partnership, since 1993. Mr. Dahl has been a director of the Company since 1996.

      R. E. "Teddy" Turner IV, 36, has been the Chairman of the Board of MyTurn.com, Inc., a telecommunication company, since 1998. From 1996 to 1998, Mr. Turner was the President of Turner Telecommunications Co., LLC, an advanced video technology company. Mr. Turner is a director of MyTurn.com, Inc. and a Trustee of the Turner Foundation. Mr. Turner has been a director of the Company since 1997.

      Richard A. Benson, 57, has been Vice President of Caterpillar Inc., Diversified Products Division since 1992. Mr. Benson has been a director of the Company since January 1999.

      Richard A. Cooper, 49, has been the President of Caterpillar Paving Products, Inc., a subsidiary of Caterpillar, Inc. since 1996. From 1991-1995, Mr. Cooper held the position of General Manager, Caterpillar Paving Products, Inc. Mr. Cooper has been a director of the Company since January 1999.

      Thomas R. Karges, 39, has been the Company's Chief Financial Officer since October 1994. Mr. Karges was previously with the accounting firm of McGladrey & Pullen since 1983.

      Messrs. Benson and Cooper were appointed to the Board of Directors pursuant to the terms of the Securities Purchase Agreement dated October 14, 1998 between Caterpillar Inc. and the Company.

Board Meetings and Committees

      During fiscal 1999, the Board of Directors revised its meeting schedule. Prior to 1998, the Board of Directors conducted meetings on approximately a bi-monthly schedule. In 1999, the meeting schedule was revised to provide for quarterly meetings, beginning in April 1999. As a result of the revised meeting schedule format, the Board of Directors met three times in 1999. In addition to meetings of the full Board, directors also attended various Board committee meetings. All directors attended 75% or more of the total number of meetings of the Board of Directors and Committees of which they were members, except Mr. Cooper who missed one meeting.

      Directors and Committee members frequently take formal action by written consent, in accordance with Minnesota law, rather than hold formal Board and Committee meetings.

      The Company's Board of Directors has two standing committees.

      The Audit Committee reviews the results and scope of the audit and other accounting related services. Present members of the Audit Committee are Messrs. Dahl (Chair), Miner and Benson.

      The Compensation and Stock Option Committee provides recommendations concerning salaries and incentive compensation for officers and employees of the Company. Present members of the Compensation and Stock Option Committee are Ms. Symons (Chair) and Messrs. Turner and Cooper.

      With the revised Board of Director meeting schedule format adopted in 1999, the Audit Committee and the Compensation and Stock Option Committee meetings, which historically had been held in conjunction with the December Board of Directors meeting, were held in January 2000. Therefore, no Audit Committee or Compensation and Stock Option Committee meetings were held in 1999.

      The Company does not have a nominating committee for Board of Director nominees.

Compensation of Directors

      General Policy. The Company does not pay its directors a fee for attendance at Board of Director or Committee meetings. Non-employee directors are eligible for stock option grants under the Non-Employee Director Stock Option Plan as discussed below. In addition, the Company reimburses directors for expenses incurred in connection with attendance at Board meetings.

      Stock Options. In June 1998, the Company's shareholders approved the 1998 Non-Employee Director Stock Option Plan (the "Director Plan") which provides for the automatic grant of an option to purchase 15,000 shares of Common Stock of the Company to each director who is not an employee of the Company on the first business day of each calendar year, beginning January 1999. The Director Plan also provides for the grant of an option to purchase 11,250 shares of Common Stock to each non-employee director on the date such director is first elected to the Board. Grants under the Director Plan are intended to replace cash compensation and discretionary option grants made to directors in the past, although the Company, in its discretion, may provide additional compensation to its non-employee directors in the future.

      In January 2000, however, the Board of Directors unanimously approved a resolution reducing the number of shares subject to the options to be granted under the Director Plan in 2000 from 15,000 shares to 5,000 shares. As a result, options to purchase 5,000 shares of the Company's Common Stock at $18.00 per share were granted on January 18, 2000, the date of the resolution, to Messrs. Smaby, Miner, Lynch, Dahl and Turner and Ms. Symons. In addition, the Board of Directors unanimously approved a resolution reducing the number of shares subject to the options to be granted to existing Board members under the Director Plan in future years from 15,000 shares to 3,000 shares. The resolution also reduced the number of shares subject to the options to be granted to new Board members under the Director Plan from 11,250 shares to 2,250 shares.

      Messrs. Benson and Cooper were eligible to receive options to purchase 5,000 shares of the Company's Common Stock at $18.00 per share in January 2000 and 11,250 shares of the Company's Common Stock at $17.88 per share in January 1999. However, Messrs. Benson and Cooper declined the option due to their employment by Caterpillar Inc.

      Directors who are also employees of the Company do not receive any additional compensation for serving on the Board of Directors, but may receive stock options as part of their compensation as officers of the Company.

                             EXECUTIVE COMPENSATION

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Overview

      The Company's Compensation and Stock Option Committee (the "Compensation Committee") is responsible for establishing compensation policies for all executive officers of the Company, including the Company's President. The members of the Compensation Committee are Ms. Symons and Messrs. Turner and Cooper. The Compensation Committee establishes the total compensation for the executive officers. The Compensation Committee is composed entirely of outside Directors.

      The objectives of the Company's executive compensation program are:

            1. to attract, retain and motivate superior talent and reward individual performance;

            2.    to support the achievement of the Company's strategic goals;
                  and

            3. through stock based compensation, align the executive officers' interests with those of the shareholders of the Company.

      The following report addresses the Company's executive compensation policies and discusses factors considered by the Compensation Committee in determining the compensation of the Company's President and other executive officers for the year ended December 31, 1999.

Compensation policies for executive officers

      The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual and long term performance goals, reward the achievement of corporate goals, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. The Company's executive officers are paid base salaries that are subject to annual cost-of-living increases, along with periodic adjustments to recognize favorable corporate and individual performance and also to make such salaries competitive with other similar sized companies in the manufacturing industry. The Company's executive officers are also given the opportunity to participate in certain other broad-based employee benefit plans. The Company's use of stock option grants as a key component of its executive compensation plans reflects the Compensation Committee's position that stock ownership by management and stock based compensation arrangements are beneficial in aligning management's and shareholders' interests to enhance shareholder value. The Compensation Committee believes that a greater reliance on stock-based incentives is appropriate for the Company's current stage of development.

      During 1999, the Compensation Committee commissioned an unrelated third party to prepare a study of salary information for executive officers for other publicly-help manufacturing companies in the Midwest United States. The results of this study indicated the total short-term compensation of executive officers was below market average, and were taken into consideration in determining to increase the base salary levels for its executive officers for 2000.

Incentive Compensation

      For fiscal year 1999, the Compensation Committee and the Board of Directors approved an incentive compensation plan for all salaried employees, including executive officers. The plan provides for additional compensation up to 25% of each covered employees' salary in the event certain revenue goals were attained for fiscal year 1999. No bonuses were accrued or paid under this plan for fiscal year 1999, as the revenue goals were not attained.

      For fiscal year 2000, the Company has no formalized incentive compensation plan for executive officers or management employees.

Stock Options

      Stock options awarded under the Company's 1994 Long-Term Incentive and Stock Option Plan and 1996 Incentive and Stock Option Plan are intended as incentive compensation and have historically been granted to officers and other key employees to attract, retain and motivate the talent necessary for the Company to achieve its objectives. The Company's policy is to grant stock options annually in connection with a review of each individual's performance of their job functions and their current stock option holdings, at which point the Compensation Committee may or may not grant additional options at its discretion. The Company also grants stock options to newly hired employees as part of their overall compensation package.

      The 1996 Incentive and Stock Option Plan provides for the granting of options to those employees who are not subject to Section 16(b) of the Securities Exchange Act of 1934 without the approval of the Compensation Committee. In 1999, stock option grants totaling 49,750 shares were granted to twenty employees in this manner. In consideration of option grants made in prior years, no options were granted to any executive officer in 1999.

      Stock option grants totaling 120,000 shares were approved by the Compensation Committee in January 2000 to be granted to all full-time employees in February and March 2000. Included in this figure are stock option grants totaling 25,000 to be granted to executive officers on February 1, 2000.

President's compensation

      Gary D. Lemke serves as the Company's President and Chief Executive Officer. Compensation for Mr. Lemke during 1999, as reflected in the Summary Compensation Table set forth herein, consisted of base compensation only. Mr. Lemke's base compensation for 1999 was increased 20 percent from his base salary in 1998 to reflect a cost-of-living increase and to recognize favorable corporate and individual performance. In consideration of option grants made in prior years, no stock options were granted to Mr. Lemke in 1999.

      At this time the Committee has no formal written plan for Presidential compensation separate and apart from the Company's general compensation philosophy. Until a plan specific to the President is developed, Presidential compensation will be based on corporate and individual performance, consistent with guidelines applicable to all key employees.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS:

Karlin S. Symons - Chair     R.E. "Teddy" Turner, IV       Richard A. Cooper

                           SUMMARY COMPENSATION TABLE

      The following table sets forth the total remuneration paid during the Company's last three fiscal years to the Company's President and Chief Executive Officer. No other executive officer of the Company earned total annual salary and bonus in fiscal 1999 in excess of $100,000.

                                           Annual               Long-Term
                                        Compensation           Compensation
                           Fiscal     ----------------     Number of Securities
      Name                  Year      Salary     Bonus      Underlying Options
      ----                  ----      ------     -----      ------------------
      Gary D. Lemke......   1999    $ 150,000   $  ---            ---
                            1998      125,000      ---            ---
                            1997      110,000      ---          150,000

                        OPTION GRANTS IN LAST FISCAL YEAR

      In consideration of option grants made in prior years, there were no grants of options to purchase Common Stock made during fiscal 1999 to the executive officer named in the Summary Compensation Table above.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

     The following table summarizes information related to the number and value of options held at the end of fiscal 1999 by the executive officer named in the Summary Compensation Table above. No options were exercised during 1999 by this executive officer.

                          Number of Unexercised        Value of Unexercised
                               Options at              In-the-Money Options
                            December 31, 1999        at December 31, 1999 (1)
                            -----------------        ------------------------
      Name             Exercisable  Unexercisable  Exercisable    Unexercisable
      ----             -----------  -------------  -----------    -------------
      Gary D. Lemke...   615,750         ---       $   795,603        $  ---

      (1) Market value of underlying securities at fiscal year end ($13.625) minus the exercise price.

                          COMPARATIVE STOCK PERFORMANCE

      The graph below compares the cumulative total shareholder return on the Company's Common Stock for the five fiscal years ended December 31, 1999 with the cumulative total return on the Total Return Index for the Nasdaq Stock Market (U.S. Companies) and the Total Return Index for Nasdaq Non-Financial Stocks over the same period (assuming the investment of $100 in each on December 31, 1994 and the reinvestment of all dividends).

                     COMPARISON OF CUMULATIVE TOTAL RETURN

                              [LINE GRAPH OMITTED]

--------------------------------------------------------------------------------------------------------
                                    12/31/94    12/31/95    12/31/96    12/31/97    12/31/98    12/31/99
--------------------------------------------------------------------------------------------------------
A.S.V., Inc.                         $100.00     $188.87     $825.93   $1,288.87   $1,191.67    $908.33
--------------------------------------------------------------------------------------------------------
NASDAQ - U. S. Companies              100.00      141.34      173.89      213.07      300.25     542.43
--------------------------------------------------------------------------------------------------------
NASDAQ - Non-Financial Companies      100.00      139.26      169.16      198.09      290.32     559.35
--------------------------------------------------------------------------------------------------------

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of April 11, 2000 by: (i) each director of the Company, (ii) each executive officer of the Company named in the Summary Compensation Table, (iii) all directors and executive officers of the Company as a group and (iv) each person or entity known by the Company to own beneficially more than five percent of the Company's Common Stock.

                                                  Shares Beneficially   Percent of Outstanding
      Name                                              Owned (1)             Shares (1)
      ----                                        -------------------   ----------------------
      Caterpillar Inc. (2)......................     11,267,127  (3)             56.5%
      James H. Dahl (4).........................        951,413  (5)              9.8
      Gary D. Lemke (6) ........................        892,260  (7)              8.7
      Jerome T. Miner...........................        381,500  (8)              3.9
      Philip C. Smaby...........................        347,541  (9)              3.6
      Edgar E. Hetteen..........................        278,052  (10)             2.9
      Leland T. Lynch...........................         93,750  (11)             1.0
      Karlin S. Symons..........................         37,118  (12)              *
      R. E. "Teddy" Turner, IV..................         27,250  (13)              *
      Richard A. Cooper.........................            100                    *
      Richard A. Benson.........................            -                      *
      All executive officers and
        directors as a group (11 persons).......      3,149,889  (14)            29.7

*     Less than 1%.
(1) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission, and includes generally voting power and/or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of April 11, 2000 are deemed outstanding for computing the beneficial ownership percentage of the person holding such options but are not deemed outstanding for computing the beneficial ownership percentage of any other person. Except as indicated by footnote, the persons named in the table above have the sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(2) The address of Caterpillar Inc. is 100 Northeast Adams St., Peoria, IL 61629-2495.
(3) Includes 10,267,127 shares subject to a warrant exercisable within 60 days.
(4) The business address of Mr. Dahl is 1200 Riverplace Boulevard, Suite 902, Jacksonville, FL 32207.
(5) Includes 26,500 shares subject to options exercisable within 60 days, 763,330 shares owned by Rock Creek Partners, Ltd., an investment partnership, of which Mr. Dahl is the Managing General Partner, 20,883 shares owned by an IRA established for the benefit of Mr. Dahl and 140,700 shares owned by a trust established for the benefit of Mr. Dahl's minor children.
(6)   The business address of Mr. Lemke is 840 Lily Lane, Grand Rapids, MN
      55744.
(7) Includes 615,750 shares subject to options exercisable within 60 days, 143,209 shares held jointly with Mr. Lemke's wife, 61,363 shares held by Mr. Lemke's wife and 6,260 shares held in the Company's 401(k) Plan.
(8)   Includes 24,250 shares subject to options exercisable within 60 days.

(9) Includes 24,250 shares subject to options exercisable within 60 days and 41,500 shares held by the Smaby Family Limited Partnership of which Mr. Smaby is the sole general partner and 36,000 shares held by the Philip Smaby Charitable Remainder Trust of which Mr. Smaby is the Trustee.
(10) Includes 55,687 shares subject to options exercisable within 60 days and 113,100 shares held by Mr. Hetteen's wife.
(11) Includes 15,250 shares subject to options exercisable within 60 days and 10,000 shares held by Mr. Lynch's wife.
(12)  Includes 19,750 shares subject to options exercisable within 60 days.
(13)  Includes 26,500 shares subject to options exercisable within 60 days.
(14) Includes an aggregate of 918,187 shares of Common Stock that are subject to options exercisable within 60 days by executive officers and directors and 10,215 shares held in the Company's 401(k) Plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In December 1996, the Company entered into a five-year consulting agreement with a private consulting firm, which is owned by Mr. Dahl's brother. James Dahl provides contract services to this consulting firm. In connection with the consulting agreement, the Company issued a warrant to the consulting firm for the purchase of 337,500 shares of the Company's Common Stock at $7.33 per share in exchange for monthly consulting services to be received over the term of the agreement. The warrant price was the approximate fair market value on the date the Company and the private consulting firm orally agreed to enter into the consulting agreement. The warrant became exercisable and transferable in December 1997. The warrant expires December 2006. Mr. Dahl disclaims any beneficial ownership in the shares that may be obtained upon exercise of the warrant by the consulting firm.

      The Company uses a public relations firm that is affiliated with Mr. Lynch. Total fees paid to the public relations firm in 1999 were approximately $229,000.

Affiliation with Caterpillar Inc.

      On October 14, 1998, the Company entered into a Securities Purchase Agreement (the "Purchase Agreement") with Caterpillar Inc. ("Caterpillar") pursuant to which Caterpillar acquired, for an aggregate purchase price of $18,000,000, one million newly-issued shares of the Company's Common Stock and a warrant (the "Warrant") to purchase an additional 10,267,127 newly-issued shares of the Company's Common Stock at an exercise price of $21.00 per share. The purchase of the Common Stock and the Warrant occurred pursuant to the Purchase Agreement which closed on January 29, 1999 (the "Closing Date"). The Purchase Agreement contains certain agreements regarding various matters including (i) the conduct of the Company's business following the Closing Date, (ii) Caterpillar's right to designate directors of the Company, (iii) Caterpillar's right of first offer with respect to future stock issuances by the Company and
(iv) the issuance of additional warrants to Caterpillar in the event the Company issues additional shares of stock (except in certain limited circumstances). The Warrant is exercisable at any time from the Closing Date until the tenth anniversary of the Closing Date, except that it may expire with respect to a portion of the shares in the event the Company meets certain revenue levels and certain other conditions are met.

      In connection with entering into the Purchase Agreement, the Company and Caterpillar entered into a commercial alliance agreement (the "Commercial Alliance Agreement") on October 14, 1998, pursuant to which the Company and Caterpillar agreed to enter into a number of additional agreements contemporaneously with or following the closing of the transaction contemplated by the Purchase Agreement.

      On the Closing Date, the Company and Caterpillar entered into a Marketing Agreement which requires Caterpillar to provide the Company with access to its worldwide distribution network, in part, by promoting the sale of the Company's products to Caterpillar's dealers, and requires the Company to pay a commission to Caterpillar for sales of certain of the Company's products to Caterpillar dealers plus the cost of certain additional services that may be provided by Caterpillar under the agreement. Also on the Closing Date, the Company and Caterpillar entered into a Management Services Agreement pursuant to which Caterpillar agreed to make available to the Company, for a fee, general management support in connection with the day-to-day operation of its business, commercial development and marketing research services, financial planning services, such other administrative services as the Company and Caterpillar may agree, and manufacturing and engineering services. Unless otherwise agreed, the fee to be paid for these services is equal to Caterpillar's cost plus an administrative surcharge.

      The Commercial Alliance Agreement also provides that the Company and Caterpillar enter into several additional agreements in the future, including
(i) a Trademark and Trade Dress Agreement, to be entered into at such time as the Company's products have been found to meet Caterpillar's quality and safety standards, pursuant to which Caterpillar will grant to the Company the right to use certain trademarks of Caterpillar on the Company's products for a fee equal to a percentage of the dealer net price for products sold with such trademarks,
(ii) a Services Agreement pursuant to which Caterpillar will offer to the Company certain financial services, logistics services and services to promote the Company's products to government bodies, and the Company will agree to use such services if the prices to be negotiated are competitive, (iii) a Supply Agreement (Caterpillar to Company) pursuant to which Caterpillar will offer to supply Caterpillar components to the Company for incorporation into the Company's products, (iv) a Supply Agreement (Company to Caterpillar) pursuant to which the Company will offer to supply its components to Caterpillar for incorporation into Caterpillar's products that do not compete with the Company's products, (v) a Technology License Agreement (Company to Caterpillar) pursuant to which the Company will offer to license to Caterpillar the right to use the Company's proprietary patents and know-how relating to all-terrain rubber track vehicles in the design, manufacture, use and sale of Caterpillar's products that do not compete directly with the Company's products and (vi) a Joint Venture Agreement pursuant to which the Company and Caterpillar will establish a 50-50 joint venture company to design and develop a line of agricultural tractors utilizing key aspects of the parties' respective technology and know-how.

      During 1999, the Company purchased parts used in its products from Caterpillar. The Company also reimburses Caterpillar for the salary related costs of two Caterpillar employees that work on the Company's behalf. In addition, the Company utilizes Caterpillar's warranty processing system to handle warranty claims on its machines and reimburses Caterpillar for the warranty expense incurred by Caterpillar dealers.

      During 1999, total parts purchases and salary and warranty reimbursements were approximately $2,459,000. Also, at December 31, 1999, accounts payable to Caterpillar was $614,500.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors of the Company, and persons who beneficially own more than 10% of the Company's outstanding shares of Common Stock, to file initial reports of ownership and reports of changes in ownership of securities of the Company with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on a review of the copies of such reports furnished to or obtained by the Company, the Company believes during the fiscal year ended December 31, 1999, all filing requirements applicable to its directors, officers or beneficial owners of more than 10% of the Company's outstanding shares of Common Stock were complied with, except Philip C. Smaby and Richard A. Cooper each filed late one report on Form 4 relating to one transaction each during May 1999 and August 1999, respectively.

            RATIFY THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                                  (Proposal #2)

      The Board of Directors unanimously recommends that the shareholders ratify the appointment of Grant Thornton LLP, independent public accountants, as the Company's independent public accountants for the fiscal year ending December 31, 2000. Unless otherwise instructed, the Proxies will be so voted. Grant Thornton LLP has been the Company's independent public accountant since 1994. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting, will be given an opportunity to make a statement regarding financial and accounting matters of the Company if they so desire, and will be available to respond to appropriate questions from the Company's shareholders.

                      PROPOSALS FOR THE NEXT ANNUAL MEETING

      In order to be eligible for inclusion in the Company's proxy solicitation materials for its next annual meeting of shareholders, any shareholder proposal to be considered at such meeting must be received at the Company's principal executive offices, P.O. Box 5160, Grand Rapids, Minnesota 55744, not later than January 1, 2001. Pursuant to the Company's Bylaws, in order for business to be properly brought before the next annual meeting by a shareholder, the shareholder must give written notice of such shareholder's intent to bring a matter before the annual meeting no later January 1, 2001. Each such notice should be sent to the Secretary, and must set forth certain information with respect to the shareholder who intends to bring such matter before the meeting and the business desired to be conducted, as set forth in greater detail in the Company's Bylaws. Any such proposal will be subject to the requirements of the proxy rules adopted by the Securities Act of 1934.

      Management may use discretionary authority to vote against any shareholder proposal presented at the 2000 annual meeting if: (1) such proposal has been properly omitted from the Company's proxy materials under federal securities law; (2) notice of such proposal was not submitted to the Secretary of the Company at the address listed above by January 1, 2001; or (3) the proponent has not solicited proxies in compliance with federal securities laws from the holders of at least the percentage of the Company's voting shares required to carry the proposal.

                               ADDITIONAL MATTERS

      The Board of Directors of the Company do not presently know of any matters to be presented for consideration at the Annual Meeting of Shareholders other than the matters described in the Notice of Annual Meeting of Shareholders mailed together with this Proxy Statement, but if other matters are presented it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment. The proxy confers discretionary authority to vote only with respect to matters that the Board of Directors of the Company did not know, prior to March 19, 2000, were to be presented at the Annual Meeting of Shareholders.

                                  ANNUAL REPORT

       A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1999, including financial statements, accompany this Notice of Annual Meeting and Proxy Statement. No portion of the Annual Report is incorporated herein or is to be considered proxy soliciting material.

      THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999, TO ANY SHAREHOLDER OF THE COMPANY UPON WRITTEN REQUEST. REQUESTS SHOULD BE SENT TO THOMAS R. KARGES, CHIEF FINANCIAL OFFICER, A.S.V., INC., P.O. BOX 5160, GRAND RAPIDS, MINNESOTA 55744.


Dated:   May 1, 2000
         Grand Rapids, Minnesota

                                  A.S.V., INC.

                         ANNUAL MEETING OF SHAREHOLDERS
                              Friday, June 2, 2000
                                    2:00 p.m.
                        Myles Reif Performing Arts Center
                                720 Conifer Drive
                             Grand Rapids, MN 55744







                  A.S.V., Inc.
[LOGO OF ASV]     840 Lily Lane, Grand Rapids, MN 55744                    proxy
--------------------------------------------------------------------------------

This proxy is solicited by the Board of Directors for use at the Annual Meeting on June 2, 2000.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted "FOR" Items 1 and 2.

By signing the proxy, you revoke all prior proxies and appoint Gary D. Lemke and Thomas R. Karges, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.







                      See reverse for voting instructions.

                         \|/   Please detach here   \|/
--------------------------------------------------------------------------------



         The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1. Election of Directors:  01  Gary D. Lemke        02  Edgar E. Hetteen
                           03  Philip C. Smaby      04  Jerome T. Miner
                           05  Leland T. Lynch      06  Karlin S. Symons
                           07  James H. Dahl        08  R. E. "Teddy" Turner, IV
                           09  Richard A. Benson    10  Richard A. Cooper

                                    [ ]  Vote FOR          [ ] Vote WITHHELD
                                         all nominees          from all nominees
                                         (except as marked)

  (Instructions:  To withhold authority to vote for   --------------------------
  any indicated nominee, write the number(s) of the
  nominee(s) in the box provided to the right.)       --------------------------

2. Ratify appointment of Grant Thornton LLP    [ ] For  [ ] Against  [ ] Abstain
   as independent public accountants for the fiscal year ending December 31, 2000.

3. Other Matters. In their discretion, the appointed proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL

Address Change?  Mark Box  [ ] Indicate changes below:

                                               Date
                                                    ----------------------------

                                               ---------------------------------

                                               ---------------------------------
                                               Signature(s) in Box
                                               Please sign exactly as your
                                               name(s) appear on Proxy. If held
                                               in joint tenancy, all person must
                                               sign. Trustees, administrators,
                                               etc., should include title and
                                               authority. Corporations should
                                               provide full name of corporation
                                               and title of authorized officer
                                               signing the proxy.